Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

October 16, 2017

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, RI 02981

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $150,000,000 of any combination of (i) common stock, par value $0.0625 per share (the “Common Stock”), of Washington Trust Bancorp, Inc., a Rhode Island corporation (the “Company”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (“Warrants”), and (iv) units comprised of Common Stock, Debt Securities, Warrants and other securities in any combination (“Units”). The Common Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinions set forth below are limited to the Rhode Island Business Corporation Act and the law of New York. We have relied, with your permission, on the opinion of Partridge, Snow & Hahn LLP to Goodwin Procter LLP, dated October 16, 2017, with respect to matters of Rhode Island law.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock

Washington Trust Bancorp, Inc.

October 16, 2017

together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s articles of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

•	with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.    Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

3.    Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

Washington Trust Bancorp, Inc.

October 16, 2017

4.    Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/S/ Goodwin Procter LLP

GOODWIN PROCTER LLP

James H. Hahn

(401) 861-8251

jhh@psh.com

October 16, 2017

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, Rhode Island 02891

Re:	Registration Statement on form S-3

Ladies and Gentlemen:

We have acted as special counsel to Washington Trust Bancorp, Inc., a Rhode Island corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $150,000,000 of any combination of (i) common stock, par value $0.0625 per share (the “Common Stock”), of the Company, (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Stock or Debt Securities (“Warrants”), and (iv) units comprised of Common Stock, Debt Securities, Warrants and other securities in any combination (“Units”). The Common Stock, Debt Securities, Warrants and Units are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Warrants and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have not been involved in the preparation of the Registration Statement. We have been retained solely for the purposes of rendering certain opinions pursuant to Rhode Island law.

We have reviewed the Company’s charter documents and the corporate proceedings taken by the Company as we have deemed appropriate to give the opinions set forth below. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the laws of the State of Rhode Island (without giving effect to choice of law principles).

Washington Trust Bancorp, Inc.

October 16, 2017

For purposes of the opinion set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s articles of incorporation as then in effect (the “Charter”).

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization;

•	with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

•	with respect to Warrants or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in conformity with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

5.    Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

6.    Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

Washington Trust Bancorp, Inc.

October 16, 2017

7.    Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

8.    Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

We hereby authorize Goodwin Procter LLP to rely on this opinion for the purpose of rendering its opinion to be included as Exhibit 5.1 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise the Company of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Registration Statement or the Securities.

Very truly yours, PARTRIDGE SNOW & HAHN LLP

By:	/s/ James H. Hahn
James H. Hahn, Partner